UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 24, 2014, the Board of Directors (the “Company Board”) of First National Community Bancorp, Inc. (the “Company”) elected Keith W. Eckel to serve as a Class A director of the Company until the 2017 annual meeting of shareholders. Mr. Eckel was named to the Company Board’s Audit, Corporate Governance and Risk Management Committees. Also, on September 24, 2014, the Board of Directors (the “Bank Board”) of First National Community Bank (the “Bank ”), a wholly-owned subsidiary of the Company, elected Mr. Eckel to serve as director of the Bank. Mr. Eckel was named to the Bank Board’s Compliance and Directors’ Loan Committee.

Any loans with the Bank in which Mr. Eckel or his immediate family members has a direct or indirect material interest were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: September 29, 2014